Exhibit 10.3

EMPLOYEE MATTERS AGREEMENT

By and Between

NUANCE COMMUNICATIONS, INC.

and

CERENCE INC.

Dated as of September 30, 2019

TABLE OF CONTENTS

		Page
	ARTICLE 1
	DEFINITIONS
Section 1.01.	Definitions	1

	ARTICLE 2
	GENERAL PRINCIPLES

Section 2.01.	SpinCo Employees	5
Section 2.02.	Prepositioning of Transferring Employees	5
Section 2.03.	Delayed Transfer Employees	6
Section 2.04.	Collectively Bargained Employees	6
Section 2.05.	Collective Bargaining Agreements	6
Section 2.06.	Liabilities and Assets Generally	7
Section 2.07.	Benefit Plans	7
Section 2.08.	Payroll Services	7
Section 2.09.	No Change in Control	7
Section 2.10.	Inadvertent Transfers	8

	ARTICLE 3
	NON-EQUITY INCENTIVES
Section 3.01.	SpinCo Employee Incentives	8

	ARTICLE 4
	SERVICE CREDIT
Section 4.01.	Nuance Benefit Plans	8
Section 4.02.	SpinCo Benefit Plans	8
Section 4.03.	No Expansion of Participation	9

	ARTICLE 5
	SEVERANCE
Section 5.01.	Severance	9

	ARTICLE 6
	CERTAIN WELFARE BENEFIT PLAN MATTERS;
	WORKERS’ COMPENSATION CLAIMS

Section 6.01.	SpinCo Welfare Plans	9
Section 6.02.	Allocation of Welfare Benefit Claims	10
Section 6.03.	Workers’ Compensation Claims	10
Section 6.04.	COBRA	10
Section 6.05.	Flexible Spending Accounts	11
Section 6.06.	Continuation of Elections	11

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Section 6.07.	Insurance Contracts	11
Section 6.08.	Third-Party Vendors	12

	ARTICLE 7
	LONG-TERM DISABILITY EMPLOYEES

Section 7.01.	SpinCo LTD Employees	12

	ARTICLE 8
	DEFINED BENEFIT PENSION PLANS

Section 8.01.	Non-U.S. Pension Plans	12

	ARTICLE 9
	DEFINED CONTRIBUTION PLANS

Section 9.01.	SpinCo 401(k) Plan	12
Section 9.02.	401(k) Plan-to-Plan Transfer	12
Section 9.03.	Employer 401(k) Plan Contributions	12
Section 9.04.	Limitation of Liability	13
Section 9.05.	Non-U.S. Defined Contribution Plans	13

	ARTICLE 10
	ACCRUED LEAVE

Section 10.01.	Vacation, Holidays, Annual Leave, and Other Leaves	13

	ARTICLE 11
	EQUITY COMPENSATION

Section 11.01.	SpinCo Equity Incentive Plan	13
Section 11.02.	Treatment of Outstanding Nuance Options	13
Section 11.03.	Treatment of Outstanding Nuance Restricted Stock Units Held by SpinCo Employees	14
Section 11.04.	Treatment of Outstanding Nuance Restricted Stock Units Held by Individuals Other Than SpinCo Employees	14
Section 11.05.	Treatment of Outstanding Nuance Performance Stock Units Held by SpinCo Employees	15
Section 11.06.	Treatment of Outstanding Nuance Performance Stock Units Held by Individuals Other Than SpinCo Employees	15
Section 11.07.	Nuance ESPP	16
Section 11.08.	Establishment of the SpinCo ESPP	16
Section 11.09.	Tax Reporting and Withholding for Equity-Based Awards	16
Section 11.10.	Nuance and SpinCo Income Tax Deductions in Respect of Certain Equity Awards and Compensation	16
Section 11.11.	Compliance	17

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	ARTICLE 12
	NON-U.S. EMPLOYEES

Section 12.01.	Transfer of Non-U.S. Employees	17
Section 12.02.	Treatment of Non-U.S. Employees	17

	ARTICLE 13
	COOPERATION; ACCESS TO INFORMATION; LITIGATION; CONFIDENTIALITY

Section 13.01.	Cooperation	18
Section 13.02.	Access to Information; Privilege; Confidentiality	18

	ARTICLE 14
	TERMINATION

Section 14.01.	Termination	18
Section 14.02.	Effect of Termination	18

	ARTICLE 15
	MISCELLANEOUS

Section 15.01.	Incorporation of Indemnification Provisions of Separation Agreement	18
Section 15.02.	Additional Indemnification	19
Section 15.03.	Further Assurances	19
Section 15.04.	Administration	19
Section 15.05.	Third-Party Beneficiaries	19
Section 15.06.	Employment Tax Reporting Responsibility	19
Section 15.07.	Data Privacy	19
Section 15.08.	Section 409A	20
Section 15.09.	Confidentiality	20
Section 15.10.	Additional Provisions	21

Schedules:

Schedule 1.01    List of Employees

Schedule 7.01    SpinCo LTD Employees

Schedule 8.01    Treatment of Non-U.S. Pension Plans

Schedule 9.05    Treatment of Non-U.S. Defined Contribution Plans

iii

EMPLOYEE MATTERS AGREEMENT (this “Agreement”), dated as of September 30, 2019, by and between Nuance Communications, Inc., a Delaware corporation (“Nuance”), and Cerence Inc., a Delaware corporation (“SpinCo” and, together with Nuance, the “Parties”).

R E C I T A L S:

WHEREAS, the Parties have entered into the Separation and Distribution Agreement (the “Separation Agreement”), dated as of September 30, 2019, pursuant to which Nuance intends to effect the Distribution; and

WHEREAS, the Parties wish to set forth their agreements as to certain matters regarding employment, compensation, and employee benefits.

NOW, THEREFORE, in consideration of the mutual agreements, provisions, and covenants contained in this Agreement, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01.    Definitions. For purposes of this Agreement, the following terms shall have the following meanings. All capitalized terms used but not defined herein shall have the meanings assigned to them in the Separation Agreement unless otherwise indicated.

“Aggregate Pre-Distribution Date Contributions” has the meaning set forth in Section 6.05.

“Aggregate Pre-Distribution Date Disbursements” has the meaning set forth in Section 6.05.

“Applicable 401(k) Date” has the meaning set forth in Section 9.01.

“Automatic Transfer Employees” means those Transferring Employees whose employment transfers by operation of Law in connection with the transfer of a business or part of a business.

“Benefit Plan” means any plan, program, policy, agreement, arrangement, or understanding that is an employment, consulting, deferred compensation, executive compensation, incentive bonus or other bonus, employee pension, profit sharing, savings, retirement, supplemental retirement, stock option, stock purchase, stock appreciation right, restricted stock, restricted stock unit, deferred stock unit, other equity-based compensation, severance pay, retention, change in control, salary continuation, life, death benefit, health, hospitalization, workers’ compensation, sick leave, vacation pay, disability or accident insurance, or other employee compensation or benefit plan, program, policy, agreement, arrangement, or understanding, including any “employee benefit plan” (as defined in Section 3(3) of ERISA, whether or not subject to ERISA), sponsored or maintained by an entity or to which such entity is a party.

“Canceled Nuance Performance Stock Unit” has the meaning set forth in Section 11.05(a).

“COBRA” means the U.S. Consolidated Omnibus Budget Reconciliation Act of 1985, as amended from time to time, and any applicable similar state or local laws.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Collective Bargaining Agreements” has the meaning set forth in Section 2.04.

“Delayed Transfer Date” has the meaning set forth in Section 2.03.

“Delayed Transfer Employee” has the meaning set forth in Section 2.03.

“Destination Employer” means, with respect to a Transferring Employee, (a) a member of the SpinCo Group or (b) a member of the Nuance Group, in either case to which such Transferring Employee transfers as of the Local Transfer Date or Delayed Transfer Date.

“Employment Taxes” means all fees, Taxes, social insurance payments, and similar contributions to a Governmental Authority or a fund of a Governmental Authority with respect to wages or other compensation of an employee or other service provider.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time.

“Former Business” means any terminated, divested, or discontinued business, operation, or property of either the Nuance Group, the SpinCo Group, any of their respective members, or any of their respective predecessors, in each case, prior to the Distribution.

“Former Nuance Employee” means a former employee of any member of the Nuance Group or the SpinCo Group, any of their respective members, or any of their respective predecessors, in each case, prior to the Distribution, who is not a Former SpinCo Employee.

“Former SpinCo Employee” means each individual who, (a) as of the date of determination, is not employed by any member of the SpinCo Group, and (b) as of immediately prior to such individual’s termination of employment (x) was employed by a member of the SpinCo Group or (y) dedicated all or substantially all of his or her employment services to the activities and operations of the SpinCo Business (excluding any employees providing services to the SpinCo Group pursuant to the TSA).

“Local Agreement” means an agreement describing the implementation of the matters described in this Agreement (including, without limitation, matters regarding employment, compensation, and employee benefits) with respect to Non-U.S. Employees in accordance with applicable non-U.S. Law in the custom of the applicable jurisdictions.

“Local Transfer Date” means (a) with respect to Canada, July 14, 2019, and (b) with respect to all other jurisdictions, the date agreed to by Nuance and SpinCo.

“Non-U.S. DC Plan” has the meaning set forth in Section 9.05.

“Non-U.S. Employees” has the meaning set forth in Section 12.02.

“Nuance 401(k) Plan” has the meaning set forth in Section 9.01.

“Nuance Benefit Plan” means any Benefit Plan sponsored, maintained, or, unless such Benefit Plan is exclusively sponsored or maintained by a member of the SpinCo Group, contributed to by any member of the Nuance Group or to which any member of the Nuance Group is a party.

“Nuance Employee” means (a) each individual who is an employee of any member of the Nuance Group as of immediately prior to or on the applicable Local Transfer Date, including any such individual who is not actively at work due to a leave of absence (including vacation, holiday, illness, injury, and short-term disability, and including, until such time as provided in ARTICLE 7, any SpinCo LTD Employee) from which such employee is permitted to return to active employment in accordance with the Nuance Group’s personnel policies, as in effect from time to time, or applicable Law, (b) each individual who becomes an active employee of any member of the Nuance Group following the applicable Local Transfer Date but, in each case of clauses (a) and (b), excluding any SpinCo Employee or Former SpinCo Employee, and (c) each individual who is intended by Nuance to be a Nuance Employee.

“Nuance Equity Conversion Ratio” means the quotient obtained by dividing (x) the Nuance Pre-Distribution Stock Value by (y) the Nuance Post-Distribution Stock Value, rounded to the nearest one thousandth of a cent.

“Nuance Equity Plans” means the 2000 Stock Plan, and the Amended and Restated Directors Stock Plan, each as amended from time to time, and any other stock option or stock incentive compensation plan or arrangement, including any equity award agreement, that is a Nuance Benefit Plan, as in effect as of the time relevant to the applicable provision of this Agreement.

“Nuance ESPP” means the Amended and Restated 1995 Employee Stock Purchase Plan.

“Nuance Flexible Spending Account” means any flexible spending arrangement under any cafeteria plan qualifying under Section 125 of the Code that is a Nuance Benefit Plan.

“Nuance LTD Plan” means any long-term disability insurance plan that is a Nuance Benefit Plan.

“Nuance Option” means an option to purchase Nuance Common Stock that is outstanding as of immediately prior to the Distribution under any of the Nuance Equity Plans.

“Nuance Performance Stock Unit” means a performance stock unit award relating to Nuance Common Stock that is outstanding as of immediately prior to the Distribution under any of the Nuance Equity Plans.

“Nuance Post-Distribution Stock Value” means the official NASDAQ only “regular way” first trading price of Nuance Common Stock on the first trading day immediately following the Distribution Date.

“Nuance Pre-Distribution Stock Value” means the official NASDAQ only “regular way” closing price of Nuance Common Stock on the trading date immediately preceding the Distribution Date.

“Nuance Reimbursement Account Plan” has the meaning set forth in Section 6.05.

“Nuance Restricted Stock Unit” means a restricted stock unit award relating to Nuance Common Stock that is outstanding as of immediately prior to the Distribution under any of the Nuance Equity Plans.

“Nuance Welfare Plan” means each Welfare Plan that is a Nuance Benefit Plan.

“Purchase Date” has the meaning set forth in the Nuance ESPP.

“Purchase Period” has the meaning set forth in the Nuance ESPP.

“SpinCo 401(k) Plan” has the meaning set forth in Section 9.01.

“SpinCo Award Agreement” has the meaning set forth in Section 11.01.

“SpinCo Benefit Plan” means any Benefit Plan sponsored, maintained, or, unless such Benefit Plan is exclusively sponsored or maintained by a member of the Nuance Group, contributed to by any member of the SpinCo Group or to which any member of the SpinCo Group is a party.

“SpinCo Employee” means (a) each individual who is an employee of any member of the SpinCo Group as of immediately prior to or on the applicable Local Transfer Date, including any individual who is not actively at work due to a leave of absence (including vacation, holiday, illness, injury, and short-term disability, but excluding, until such time as provided in ARTICLE 7, any SpinCo LTD Employee) from which such employee is permitted to return to active employment in accordance with the SpinCo Group’s personnel policies, as in effect from time to time, or applicable Law, (b) each individual who becomes an active employee of the SpinCo Group following the applicable Local Transfer Date but, in each case of clauses (a) and (b), excluding any Former SpinCo Employee, (c) each individual listed on Schedule 1.01(a) or listed in a Local Agreement as a SpinCo Employee, and (d) each individual who is intended by Nuance to be a SpinCo Employee; provided, however, that, unless otherwise required by applicable Law, each individual listed on Schedule 1.01(b) or listed in a Local Agreement as a Nuance Employee shall be a Nuance Employee for all purposes of this Agreement.

“SpinCo Equity Conversion Ratio” means the quotient obtained by dividing (x) the Nuance Pre-Distribution Stock Value by (y) the SpinCo Stock Value, rounded to the nearest one thousandth of a cent.

“SpinCo Equity Incentive Plan” has the meaning set forth in Section 11.01.

“SpinCo ESPP” has the meaning set forth in Section 11.08.

“SpinCo Incentive Payments” has the meaning set forth in Section 3.01.

“SpinCo LTD Employee” means each applicable employee of the SpinCo Group who, as of immediately prior to the applicable Local Transfer Date, is receiving long-term disability benefits under the Nuance LTD Plan.

“SpinCo Performance Stock Unit” has the meaning set forth in Section 11.05(b).

“SpinCo Reimbursement Account Plan” has the meaning set forth in Section 6.05.

“SpinCo Restricted Stock Unit” has the meaning set forth in Section 11.03(b).

“SpinCo Stock Value” means the official NASDAQ only “regular way” first trading price of SpinCo Common Stock on the first trading day immediately following the Distribution Date.

“SpinCo Welfare Plans” has the meaning set forth in Section 6.01.

“Subsidiary” of any Person means any corporation or other organization whether incorporated or unincorporated of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries; provided, however, that, solely for purposes of this Agreement, SpinCo and its Subsidiaries shall not be considered Subsidiaries of Nuance (or members of the Nuance Group) prior to, on, or after the Distribution.

“Taxes” shall have the meaning set forth in the Tax Matters Agreement dated as of the date of this Agreement by and between Nuance and SpinCo.

“Transferring Employee” means (a) each SpinCo Employee who transfers to a member of the SpinCo Group and (b) each Nuance Employee who transfers to a member of the Nuance Group.

“Transfer of Undertakings” means the Transfers of Undertakings Directive 2001/23/EC of the European Council and any similar applicable Law.

“TSA” means the Transition Services Agreement dated as of the date of this Agreement by and between Nuance and SpinCo.

“Welfare Plan” means each Benefit Plan that provides life insurance, health care, dental care, accidental death and dismemberment insurance, disability, severance, vacation, or group welfare or fringe benefits.

“Welfare Plan Date” has the meaning set forth in Section 6.01.

“Workers’ Compensation Claim Date” has the meaning set forth in Section 6.03.

“Workers’ Compensation Event” means the event, injury, illness, or condition giving rise to a workers’ compensation claim with respect to a SpinCo Employee or Former SpinCo Employee.

ARTICLE 2

GENERAL PRINCIPLES

Section 2.01.    SpinCo Employees. Except as provided in Section 2.03, all SpinCo Employees shall continue to be employees of the SpinCo Group immediately following the Local Transfer Date. The Parties agree that none of the transactions contemplated by the Separation Agreement or any of the Ancillary Agreements, including this Agreement, shall cause any SpinCo Employee, SpinCo LTD Employee, or Former SpinCo Employee to be deemed to have incurred a termination of employment or to be eligible to receive severance benefits solely as a result of the Distribution.

Section 2.02.    Prepositioning of Transferring Employees. Effective on the Local Transfer Date or Delayed Transfer Date, and except as otherwise agreed by the Parties, the applicable member of the SpinCo Group and the Nuance Group shall have taken such actions as are necessary to ensure (i) that each SpinCo Employee (other than any Former SpinCo Employee) is employed by a member of the SpinCo Group and (ii) that each Nuance Employee (other than any Former Nuance Employee) is employed by a member of the Nuance Group.

Section 2.03.    Delayed Transfer Employees. To the extent that applicable Law or any arrangement with a Governmental Authority prevents the Parties from causing (a) any employee who is intended to be a SpinCo Employee to be employed by a member of the SpinCo Group as of immediately following the Local Transfer Date as contemplated by Section 2.01 or (b) any employee who is intended to be a Nuance Employee to be employed by a member of the Nuance Group as of immediately following the Local Transfer Date, or for any employees designated and agreed to by the Parties (each such employee, a “Delayed Transfer Employee”), the Parties shall use commercially reasonable efforts to ensure that (i) such Delayed Transfer Employee becomes employed by the Destination Employer at the earliest time permitted by applicable Law or such arrangement with a Governmental Authority (the “Delayed Transfer Date”) and (ii) the Destination Employer receives the benefit of such Delayed Transfer Employee’s services from and after the Local Transfer Date, including under the TSA or by entering into an employee leasing or similar arrangement. The term “Delayed Transfer Employee” shall also include (i) each employee who, following the Local Transfer Date, provides services to the SpinCo Group under the TSA and whose employment is intended by Nuance to transfer to the SpinCo Group following the completion of the applicable TSA service and (ii) each employee who, following the Local Transfer Date, provides services to the Nuance Group under the TSA and whose employment is intended by SpinCo to transfer to the Nuance Group following the completion of the applicable TSA service, and with respect to such Delayed Transfer Employees, the Parties shall use commercially reasonable efforts to ensure that such Delayed Transfer Employees become employed by the Destination Employer as soon as practicable following the completion of the applicable TSA service. From and after the commencement of a Delayed Transfer Employee’s employment with the Destination Employer, such Delayed Transfer Employee shall be treated for all purposes of this Agreement, including Section 4.02, as if such Delayed Transfer Employee commenced employment with the Destination Employer as of the Local Transfer Date as contemplated by Section 2.01.

Section 2.04.    Collectively Bargained Employees. All provisions contained in this Agreement providing for the treatment of compensation and benefits in connection with the Distribution shall apply equally to each employee who is covered by a collective bargaining, works council, or other labor union agreement, contract, or labor arrangement (collectively, “Collective Bargaining Agreements”), except to the extent that any such agreement specifically provides for the compensation or benefits contemplated by such provision and, in each such case, such agreement shall apply rather than the terms of this Agreement.

Section 2.05.    Collective Bargaining Agreements. As of the Local Transfer Date, SpinCo shall, and shall cause the members of the SpinCo Group, as appropriate, to, adopt and assume each Collective Bargaining Agreement covering any of the SpinCo Employees in such jurisdiction immediately prior to the Local Transfer Date, subject to any agreed-upon changes required by the transition of such Collective Bargaining Agreement to SpinCo or by applicable Law, and to recognize the works councils, labor unions, and other employee representatives that are parties to such Collective Bargaining Agreements; provided, that any compensation or benefits that were, prior to the Local Transfer Date, provided to SpinCo Employees in such jurisdiction under the Collective Bargaining Agreements through the Nuance Benefit Plans shall, to the extent that such compensation and benefits are still required to be provided under the Collective Bargaining Agreements on and after the Local Transfer Date, be provided as mutually agreed with such works councils, labor unions, and other employee representatives through the SpinCo Benefit Plans as set forth in this Agreement.

Section 2.06.    Liabilities and Assets Generally. From and after the Local Transfer Date or such other date agreed by Nuance and SpinCo, except as expressly provided in this Agreement (or a Local Agreement) or as required under applicable Law, in each applicable jurisdiction (a) SpinCo and the SpinCo Group shall assume or retain, as applicable, and SpinCo hereby agrees to pay, perform, fulfill, and discharge, in due course in full, (i) all Liabilities with respect to the employment or termination of employment of all SpinCo Employees, Former SpinCo Employees, and their dependents and beneficiaries, and other service providers, to the extent arising, in whole or in part, in connection with or as a result of the performance of services to any member of the SpinCo Group and (ii) all other Liabilities expressly assigned to SpinCo or any member of the SpinCo Group under this Agreement, and (b) Nuance and the Nuance Group shall assume or retain, as applicable, and Nuance hereby agrees to pay, perform, fulfill, and discharge, in due course in full, (i) all Liabilities with respect to the employment or termination of employment of all Nuance Employees, Former Nuance Employees, and their dependents and beneficiaries, and other service providers, to the extent arising, in whole or in part, in connection with or as a result of the performance of services to any member of the Nuance Group and (ii) all other Liabilities expressly assigned to Nuance or any member of the Nuance Group under this Agreement. All assets held in trust to fund the Nuance Benefit Plans and all insurance policies funding the Nuance Benefit Plans shall be Nuance Assets, except to the extent explicitly provided otherwise in this Agreement or a Local Agreement.

Section 2.07.    Benefit Plans. Except as otherwise explicitly provided in this Agreement or as may otherwise be provided in accordance with the TSA, as of the Local Transfer Date or such other date agreed by Nuance and SpinCo, each SpinCo Employee (and each of his or her respective dependents and beneficiaries) in the applicable jurisdiction shall cease active participation in, and each applicable member of the SpinCo Group shall cease to be a participating employer in, all Nuance Benefit Plans, and as of such time, SpinCo shall, or shall cause its Subsidiaries to, have in effect such corresponding SpinCo Benefit Plans as are necessary to comply with its obligations pursuant to this Agreement. Effective upon the Local Transfer Date or such other date agreed by Nuance and SpinCo, except as otherwise explicitly provided in this Agreement or a Local Agreement, (a) Nuance shall, or shall cause one or more members of the Nuance Group to, retain, pay, perform, fulfill, and discharge all Liabilities arising out of or relating to all Nuance Benefit Plans, and (b) SpinCo shall, or shall cause one of the members of the SpinCo Group to, retain, pay, perform, fulfill, and discharge all Liabilities arising out of or relating to all SpinCo Benefit Plans.

Section 2.08.    Payroll Services. Except as may otherwise be provided in accordance with a Local Agreement or the TSA, on and after the Local Transfer Date or such other date agreed by Nuance and SpinCo, the applicable members of the SpinCo Group shall be solely responsible for providing payroll services to the SpinCo Employees and Former SpinCo Employees in the applicable jurisdiction.

Section 2.09.    No Change in Control. The Parties hereto agree that none of the transactions contemplated by the Separation Agreement or any of the Ancillary Agreements,

including this Agreement, constitutes a “change in control,” “change of control,” or transaction having a similar name, as applicable, within the meaning of any Nuance Benefit Plan or SpinCo Benefit Plan.

Section 2.10.    Inadvertent Transfers. If Nuance determines following the Distribution that an individual whom Nuance intended to be a Nuance Employee or a SpinCo Employee has inadvertently become employed by the SpinCo Group or the Nuance Group, respectively, the Parties shall cooperate in good faith and take such actions as may be reasonably necessary in order to cause the employment of such individual to be promptly transferred to a member of the Nuance Group or the SpinCo Group, as applicable, as intended by Nuance, and such individual shall be treated for all purposes of this Agreement, including Section 4.02, as if such individual commenced employment with the intended employer as of the Local Transfer Date of the jurisdiction in which the individual is employed.

ARTICLE 3

NON-EQUITY INCENTIVES

Section 3.01.    SpinCo Employee Incentives. Unless otherwise provided for in an individual agreement with a SpinCo Employee to which Nuance is a party, on and after the Local Transfer Date, SpinCo shall assume and be solely responsible for all Liabilities with respect to any annual bonus or other cash-based incentive or retention awards under any Benefit Plan to any SpinCo Employee, SpinCo LTD Employee, or Former SpinCo Employee in the applicable jurisdiction, including, for the avoidance of doubt, any such awards with respect to the Nuance fiscal year ending prior to the Distribution (the “SpinCo Incentive Payments”). SpinCo shall be responsible for determining the amounts of all SpinCo Incentive Payments that have not been determined prior to the Local Transfer Date, including the extent to which established performance criteria (as interpreted by SpinCo, in its sole discretion) have been met, and shall pay all SpinCo Incentive Payments no later than the times provided for under the applicable Benefit Plan. For the avoidance of doubt, any determinations made prior to the Distribution regarding the amounts of any SpinCo Incentive Payments shall be subject to Nuance’s prior written approval.

ARTICLE 4

SERVICE CREDIT

Section 4.01.    Nuance Benefit Plans. Except as may otherwise be provided in accordance with the TSA or as required by applicable Law or the terms of the applicable Nuance Benefit Plan, service of SpinCo Employees and Former SpinCo Employees in each applicable jurisdiction, on and after the Local Transfer Date, or such other date agreed by Nuance and SpinCo, with any member of the SpinCo Group or any other employer, as applicable, other than any member of the Nuance Group, shall not be taken into account for any purpose under any Nuance Benefit Plan.

Section 4.02.    SpinCo Benefit Plans. Unless prohibited by applicable Law, SpinCo shall, and shall cause its Subsidiaries to, credit service accrued by each SpinCo Employee with, or otherwise recognized for purposes of any Benefit Plan by, any member of the Nuance Group or the SpinCo Group on or prior to the Distribution for purposes of (a) eligibility, vesting, and benefit accrual under each SpinCo Benefit Plan under which service is relevant in determining eligibility, vesting, and benefit accrual, (b) determining the amount of severance payments and benefits (if any) payable under each SpinCo Benefit Plan that provides severance payments or benefits, and

(c) determining the number of vacation days to which each such employee shall be entitled following the applicable Welfare Plan Date, in the case of clauses (a), (b), and (c), (i) to the same extent recognized by the relevant members of the Nuance Group or SpinCo Group or the corresponding Nuance Benefit Plan or SpinCo Benefit Plan immediately prior to the later of the Distribution Date and the date on which such employee ceases participating in the applicable Nuance Benefit Plan in accordance with the TSA and (ii) except to the extent that such credit would result in a duplication of benefits for the same period of service.

Section 4.03.    No Expansion of Participation. Unless otherwise expressly provided in this Agreement, as otherwise determined or agreed to by the Parties, as required by applicable Law, or as explicitly set forth in a SpinCo Benefit Plan, each SpinCo Employee shall be entitled to participate in a given SpinCo Benefit Plan only to the extent that such SpinCo Employee was entitled to participate in the corresponding Nuance Benefit Plan as in effect immediately prior to the Local Transfer Date, with it being the intent of the Parties that this Agreement does not result in any expansion of the number of SpinCo Employees participating or the participation rights therein that they had prior to the applicable Local Transfer Date.

ARTICLE 5

SEVERANCE

Section 5.01.    Severance. The Nuance Group shall be solely responsible for all severance or other separation payments and benefits (including any termination indemnity or retirement indemnity plan) relating to the termination or alleged termination of any SpinCo Employee’s or Former SpinCo Employee’s employment which occurs prior to the Distribution Date. For the avoidance of doubt, such Liabilities shall include any employer-paid portion of any Employment Taxes and shall be treated as Liabilities of Nuance and the Nuance Group.

ARTICLE 6

CERTAIN WELFARE BENEFIT PLAN MATTERS;

WORKERS’ COMPENSATION CLAIMS

Section 6.01.    SpinCo Welfare Plans. Without limiting the generality of Section 2.07, effective as of the Local Transfer Date or such other date as agreed to between Nuance and SpinCo, which need not be the same for each Welfare Plan (such applicable date, the “Welfare Plan Date”), SpinCo shall establish Welfare Plans (collectively, the “SpinCo Welfare Plans”) to provide welfare benefits to the SpinCo Employees (and their dependents and beneficiaries) in each applicable jurisdiction and, as of the applicable Welfare Plan Date, each SpinCo Employee (and his or her dependents and beneficiaries) shall cease active participation in the corresponding Nuance Welfare Plan. For the avoidance of doubt, for purposes of this ARTICLE 6, the term “SpinCo Employee” shall be deemed to include each Former SpinCo Employee who was receiving welfare benefits in connection with his or her termination of employment from a member of the Nuance Group or the SpinCo Group as of the applicable Welfare Plan Date. Notwithstanding the foregoing, to the extent that Nuance determines that the aforementioned provision of welfare benefits by SpinCo to a Former SpinCo Employee is not feasible, such Former SpinCo Employee may continue active participation in the corresponding Nuance Welfare Plan after the Welfare Plan Date, and SpinCo shall reimburse the Nuance Group for all Liabilities associated with such Former SpinCo Employee after the Welfare Plan Date.

Section 6.02.    Allocation of Welfare Benefit Claims. (a) The members of the Nuance Group shall retain all Liabilities in accordance with the applicable Nuance Welfare Plan for all reimbursement claims (such as medical and dental claims) and for all non-reimbursement claims (such as life insurance claims), in each case, as incurred by SpinCo Employees and Former SpinCo Employees (and each of their respective dependents and beneficiaries) under such plans prior to the applicable Welfare Plan Date, and (b) the members of the SpinCo Group shall retain all Liabilities in accordance with the SpinCo Welfare Plans for all reimbursement claims (such as medical and dental claims) and for all non-reimbursement claims (such as life insurance claims), in each case, as incurred by SpinCo Employees and Former SpinCo Employees (and each of their respective dependents and beneficiaries) on or after the applicable Welfare Plan Date; provided, that SpinCo shall reimburse Nuance for Liabilities incurred under clause (a) between the Local Transfer Date and the applicable Welfare Plan Date. For purposes of this Section 6.02, a benefit claim shall be deemed to be incurred as follows: (i) for health, dental, vision, employee assistance program, and prescription drug benefits (including in respect of any hospital admission), upon the provision of such services, materials, or supplies; and (ii) for life, accidental death and dismemberment, and business travel accident insurance benefits, upon the death, cessation of employment, or other event by Nuance giving rise to such benefits.

Section 6.03.    Workers’ Compensation Claims. In the case of any workers’ compensation claim of any SpinCo Employee or Former SpinCo Employee in respect of his or her employment with the Nuance Group or the SpinCo Group, such claim shall be covered (a) by the Nuance Group’s workers’ compensation coverage if the Workers’ Compensation Event occurred prior to the applicable Local Transfer Date, (b) by the SpinCo Group’s workers’ compensation coverage for the applicable jurisdiction if the Workers’ Compensation Event occurs on or after the applicable Local Transfer Date and the related claim is submitted after the date on which SpinCo has established workers’ compensation coverage (the “Workers’ Compensation Claim Date”), and (c) under the Nuance Group’s workers’ compensation coverage if the Workers’ Compensation Event occurs on or after the applicable Local Transfer Date and the related claim is submitted prior to the Workers’ Compensation Claim Date; provided, that SpinCo shall reimburse Nuance for Liabilities actually incurred by Nuance under clause (c) between the Local Transfer Date and the applicable Workers’ Compensation Claim Date. If the Workers’ Compensation Event occurs over a period both preceding and following the Local Transfer Date, the claim shall be jointly covered under the Nuance Group’s workers’ compensation coverage and the SpinCo Group’s workers’ compensation coverage and shall be equitably apportioned between them based upon the relative periods of time that the Workers’ Compensation Event transpired preceding and following the Local Transfer Date; provided, that if a claim in respect of such Workers’ Compensation Event is submitted prior to the Workers’ Compensation Claim Date, then such claim shall be covered under the Nuance Group’s workers’ compensation coverage and SpinCo shall appropriately reimburse Nuance, in accordance with clause (c) above.

Section 6.04.    COBRA. If (a) a SpinCo Employee or Former SpinCo Employee (or his or her eligible dependents) was receiving, prior to the applicable Welfare Plan Date, or is eligible to receive, on or following the applicable Welfare Plan Date, continuation health coverage pursuant to COBRA, SpinCo and the SpinCo Welfare Plans shall be responsible for all Liabilities to such employee (or his or her eligible dependents) in respect of COBRA. SpinCo shall indemnify, defend, and hold harmless the members of the Nuance Group from and against any and all Liabilities relating to, arising out of, or resulting from COBRA provided by SpinCo, or the failure of SpinCo to meet its COBRA obligations, to SpinCo Employees, Former SpinCo Employees, and their respective eligible dependents.

Section 6.05.    Flexible Spending Accounts. Effective as of the applicable Welfare Plan Date, SpinCo shall have established a health care and dependent care reimbursement account plan (the “SpinCo Reimbursement Account Plan”) with features that are comparable to those contained in the relevant health care and dependent care reimbursement account plan sponsored and maintained by Nuance (the “Nuance Reimbursement Account Plan”). With respect to applicable SpinCo Employees, effective as of the applicable Welfare Plan Date, SpinCo shall assume responsibility for administering all reimbursement claims of SpinCo Employees with respect to the plan year in which the applicable Welfare Plan Date occurs, whether arising before, on, or after the applicable Welfare Plan Date, under the SpinCo Reimbursement Account Plan and, for the avoidance of doubt, on and after the applicable Welfare Plan Date, no additional claims shall be reimbursed with respect to SpinCo Employees under the Nuance Reimbursement Account Plan. Nuance shall, as soon as practicable following the applicable Welfare Plan Date, determine (i) the sum of all contributions to the Nuance Reimbursement Account Plan made with respect to such plan year by or on behalf of all SpinCo Employees, as a whole, prior to the applicable Welfare Plan Date (the “Aggregate Pre-Distribution Date Contributions”) and (ii) the sum of all claims incurred in such plan year and paid by the Nuance Reimbursement Account Plan with respect to such SpinCo Employees, as a whole, prior to the applicable Welfare Plan Date (the “Aggregate Pre-Distribution Date Disbursements”). If the Aggregate Pre- Distribution Date Contributions exceed the Aggregate Pre-Distribution Date Disbursements, Nuance shall, as soon as practicable following Nuance’s determination of the Aggregate Pre- Distribution Date Contributions and Aggregate Pre-Distribution Date Disbursements, transfer to SpinCo an amount in cash equal to such difference. If the Aggregate Pre-Distribution Date Disbursements exceed the Aggregate Pre-Distribution Date Contributions, SpinCo shall, upon Nuance’s reasonable request and the presentation of such substantiating documentation as SpinCo shall reasonably request, transfer to Nuance an amount in cash equal to such difference.

Section 6.06.    Continuation of Elections. With respect to applicable SpinCo Employees, as of the applicable Welfare Plan Date, SpinCo shall cause the SpinCo Welfare Plans to recognize and maintain all elections and designations (including, without limitation, all coverage and contribution elections and beneficiary designations) made by SpinCo Employees under, or with respect to, the Nuance Welfare Plans and apply such elections and designations under the SpinCo Welfare Plans for the remainder of the period or periods for which such elections or designations are by their original terms applicable, to the extent that such election or designation is available under the corresponding SpinCo Welfare Plan. As of the applicable Welfare Plan Date, SpinCo shall cause any SpinCo Welfare Plan that constitutes a cafeteria plan under Section 125 of the Code to recognize and give effect to all non-elective employer contributions payable and paid toward coverage of a SpinCo Employee under the corresponding Nuance Welfare Plan that constitutes a cafeteria plan under Section 125 of the Code for the applicable cafeteria plan year.

Section 6.07.    Insurance Contracts. To the extent that any Nuance Welfare Plan is funded through the purchase of an insurance contract or is subject to any stop-loss contract, the Parties shall cooperate and use their commercially reasonable efforts to replicate such insurance contracts for SpinCo (except to the extent that changes are required under applicable state insurance Laws or filings by the respective insurers) and to maintain any pricing discounts or other preferential terms for both Nuance and SpinCo for a reasonable term. Neither Party shall be liable for failure to obtain such insurance contracts, pricing discounts, or other preferential terms for the other Party. Each Party shall be responsible for any additional premiums, charges, or administrative fees that such Party may incur pursuant to this Section 6.07.

Section 6.08.    Third-Party Vendors. Except as provided below, to the extent that any Nuance Welfare Plan is administered by a third-party vendor, the Parties shall cooperate and use their commercially reasonable efforts to replicate any contract with such third-party vendor for SpinCo and to maintain any pricing discounts or other preferential terms for both Nuance and SpinCo for a reasonable term. Neither Party shall be liable for failure to obtain such pricing discounts or other preferential terms for the other Party. Each Party shall be responsible for any additional premiums, charges, or administrative fees that such Party may incur pursuant to this Section 6.08.

ARTICLE 7

LONG-TERM DISABILITY EMPLOYEES

Section 7.01.    SpinCo LTD Employees. Notwithstanding any provisions of this Agreement to the contrary, the terms and conditions of employment related to SpinCo LTD Employees, including issues related to Benefit Plans, shall be as set forth on Schedule 7.01.

ARTICLE 8

DEFINED BENEFIT PENSION PLANS

Section 8.01.    Non-U.S. Pension Plans. Liabilities for vested and unvested benefits relating to SpinCo Employees and Former SpinCo Employees, under each non-U.S. defined benefit pension plan sponsored by Nuance or a member of the Nuance Group or SpinCo or a member of the SpinCo Group shall be addressed as set forth on Schedule 8.01.

ARTICLE 9

DEFINED CONTRIBUTION PLANS

Section 9.01.    SpinCo 401(k) Plan. Effective as of a date no later than the Distribution Date (the “Applicable 401(k) Date”), SpinCo shall establish a defined contribution plan that includes a qualified cash or deferred arrangement within the meaning of Section 401(k) of the Code (the “SpinCo 401(k) Plan”) providing benefits to the SpinCo Employees participating in any qualified cash or deferred arrangement within the meaning of Section 401(k) of the Code sponsored by any member of the Nuance Group (collectively, the “Nuance 401(k) Plan”) as of the Distribution.

Section 9.02.    401(k) Plan-to-Plan Transfer. As of a date determined by Nuance and SpinCo following the Applicable 401(k) Date (the “Transfer Date”), Nuance will cause the transfer of an amount representing the entire account balances (including outstanding loans) of the SpinCo Employees actively employed as of the Transfer Date who participated in the Nuance 401(k) Plan immediately prior to the Transfer Date determined as of the plan valuation date coinciding with or next preceding the Tranfer Date, together with the actual return thereon from such valuation date to the Transfer Date, to the trustee of the SpinCo 401(k) Plan.

Section 9.03.    Employer 401(k) Plan Contributions. The Nuance Group shall remain responsible for making all employer contributions under the Nuance 401(k) Plan with respect to any SpinCo Employees or Former SpinCo Employees relating to periods prior to the Applicable

401(k) Date; provided, that, prior to the Transfer Date, the Nuance Group shall make all employer contributions with respect to such SpinCo Employee or Former SpinCo Employee required under the Nuance 401(k) Plan for periods of time prior to the Applicable 401(k) Date. On and after the Applicable 401(k) Date, the SpinCo Group shall be responsible for all employer contributions under the SpinCo 401(k) Plan with respect to any SpinCo Employees or Former SpinCo Employees.

Section 9.04.    Limitation of Liability. For the avoidance of doubt, Nuance shall have no responsibility for any failure of SpinCo to properly administer the SpinCo 401(k) Plan in accordance with its terms and applicable Law, including any failure to properly administer the accounts of SpinCo Employees and their respective beneficiaries, including accounts transferred over in accordance with Section 9.02, in such SpinCo 401(k) Plan.

Section 9.05.    Non-U.S. Defined Contribution Plans. Except as otherwise provided on Schedule 9.05, the treatment of each Nuance Benefit Plan that is a defined contribution plan for the benefit of employees outside of the United States and in which any SpinCo Employee, SpinCo LTD Employee, or Former SpinCo Employee participates (each, a “Non-U.S. DC Plan”) shall be governed by the applicable Local Agreement; provided, that if a Local Agreement does not address the treatment of an applicable Non-U.S. DC Plan, then Nuance and SpinCo shall use commercially reasonable efforts to cause such Non-U.S. DC Plan to be treated in a manner that is consistent with applicable Law and, to the extent practicable, the general principles of this ARTICLE 9.

ARTICLE 10

ACCRUED LEAVE

Section 10.01.    Vacation, Holidays, Annual Leave, and Other Leaves. On the applicable Welfare Plan Date, the SpinCo Group shall assume and be solely responsible for all Liabilities for vacation, holiday, annual leave, and/or other leave accruals and benefits with respect to each SpinCo Employee; provided, however, that (a) for purposes of determining the number of vacation, holiday, annual leave, or other leave days to which such employee shall be entitled following the applicable Welfare Plan Date, SpinCo and its Subsidiaries shall assume and honor all such days accrued or earned but not yet taken by such employee, if any, as of the applicable Welfare Plan Date, and (b) to the extent that such employee is entitled under any applicable Law or any policy of his or her respective employer that is a member of the Nuance Group, as the case may be, to be paid for any vacation, holiday, annual leave, or other leave days accrued or earned but not yet taken by such employee as of the applicable Welfare Plan Date, SpinCo shall assume and be solely responsible for the Liability to pay for such days.

ARTICLE 11

EQUITY COMPENSATION

Section 11.01.    SpinCo Equity Incentive Plan. Prior to the Distribution, Nuance shall cause SpinCo to adopt an equity incentive plan or program, to be effective immediately prior to the Distribution (the “SpinCo Equity Incentive Plan”), and Nuance shall approve the SpinCo Equity Incentive Plan and a form of restricted stock unit award agreement for use thereunder (the “SpinCo Award Agreement”) as the sole stockholder of SpinCo.

Section 11.02.    Treatment of Outstanding Nuance Options. Each Nuance Option shall be adjusted effective as of the Distribution as follows: (i) the number of shares of Nuance Common Stock subject to each such Nuance Option shall be equal to the product of (x) the number of shares of Nuance Common Stock subject to such Nuance Option immediately prior to the Distribution and (y) the Nuance Equity Conversion Ratio, with any fractional shares subject to each such Nuance Option following such adjustment rounded down to the nearest whole share and (ii) the per-share exercise price of each such Nuance Option shall be equal to the quotient of (x) the per-share exercise price of such Nuance Option immediately prior to the Distribution divided by (y) the Nuance Equity Conversion Ratio, rounded up to the nearest whole cent. Such adjustment shall be determined in a manner consistent with the requirements of Sections 409 and 424 of the Code and the regulations thereunder, to the extent applicable. Following the Distribution, each such Nuance Option, as adjusted in accordance with this Section 11.02, shall remain outstanding and subject to its respective terms and provisions.

Section 11.03.    Treatment of Outstanding Nuance Restricted Stock Units Held by SpinCo Employees.

(a)    Each Nuance Restricted Stock Unit held by a SpinCo Employee as of immediately prior to Distribution that is scheduled to vest in accordance with its terms on or before November 30, 2019, shall vest in full as of immediately prior to the Distribution, subject in all events to the occurrence of the Distribution.

(b)    Each Nuance Restricted Stock Unit that is outstanding and held by a SpinCo Employee as of immediately prior to the Distribution that is scheduled to vest in accordance with its terms after November 30, 2019, shall be forfeited in accordance with its terms as of the Distribution (as a result of the SpinCo Employee’s termination of employment with Nuance and its Subsidiaries) or otherwise canceled. On or as soon as reasonably practicable following the Distribution Date, subject to the SpinCo Employee’s continued employment with a member of the SpinCo Group, each SpinCo Employee whose Nuance Restricted Stock Units were forfeited or canceled in connection with the Distribution shall be granted restricted stock units to be settled in SpinCo Common Stock (“SpinCo Restricted Stock Units”) issued under the SpinCo Equity Incentive Plan and shall be subject to terms and conditions of the SpinCo Equity Incentive Plan and a restricted stock unit award agreement substantially in the form of the SpinCo Award Agreement. The number of SpinCo Restricted Stock Units that will be granted to each such SpinCo Employee shall be no fewer than the product of (x) the number of Nuance Restricted Stock Units held by such SpinCo Employee immediately prior to the Distribution that were forfeited or canceled in accordance with this Section 11.03(b) and (y) the SpinCo Equity Conversion Ratio, with any fractional shares (after aggregating all such SpinCo Restricted Stock Units) rounded down to the nearest whole share.

Section 11.04.    Treatment of Outstanding Nuance Restricted Stock Units Held by Individuals Other Than SpinCo Employees. Each Nuance Restricted Stock Unit not covered by Section 11.02 shall be adjusted as of the Distribution Date into a number of Nuance Restricted Stock Units equal to the product of (x) the number of Nuance Restricted Stock Units subject to the award immediately prior to the Distribution and (y) the Nuance Equity Conversion Ratio, with any fractional shares subject to each such Nuance Restricted Stock Unit following such adjustment rounded down to the nearest whole share. Following the Distribution, each such Nuance Restricted Stock Unit, as adjusted in accordance with this Section 11.04, shall remain outstanding and subject to its respective terms and provisions.

Section 11.05.    Treatment of Outstanding Nuance Performance Stock Units Held by SpinCo Employees.

(a)    Each Nuance Performance Stock Unit held by a SpinCo Employee as of immediately prior to the Distribution that is scheduled to vest based on relative total shareholder return metrics to be measured as of November 6, 2019 (each, a “Canceled Nuance Performance Stock Unit”), shall be forfeited in accordance with its terms as of the Distribution (as a result of the SpinCo Employee’s termination of employment with Nuance and its Subsidiaries) or otherwise canceled, and in consideration of such forfeiture or cancellation, each SpinCo Employee whose Nuance Restricted Stock Units were forfeited in connection with the Distribution shall be granted the right to receive from SpinCo a cash payment equal to the product of (x) the number of shares of Nuance Common Stock that would have been earned in respect of such Nuance Performance Stock Unit had such forfeiture or cancellation not occurred (as adjusted as if such Nuance Performance Stock Units remained outstanding in accordance with Section 11.06 below), as determined by the Compensation Committee of Nuance as soon as reasonably practicable following November 6, 2019, pursuant to the terms of the Nuance Performance Stock Unit as in effect immediately prior to such forfeiture or cancellation, multiplied by (y) the closing price of Nuance Common Stock on the day prior to the Distribution Date. SpinCo shall assume all Liabilities with respect to the cash payment obligation described in this Section 11.05(a), and shall pay such amounts as soon as practicable, but in no event more than thirty (30) days, following Nuance’s delivering to SpinCo its determination of the extent to which the applicable performance criteria were achieved. For the avoidance of doubt, if a SpinCo Employee’s employment terminates prior to the payment of the cash payment contemplated by this Section 11.05(a) in respect of his or her Canceled Nuance Performance Stock Unit under circumstances that would have caused a forfeiture of the Nuance Performance Stock Unit as in effect immediately prior to its cancellation, no such payment shall be due to such SpinCo Employee.

(b)    Each Nuance Performance Stock Unit held by a SpinCo Employee as of immediately prior to the Distribution that is scheduled to vest based on relative total shareholder return metrics to be measured after November 6, 2019, shall be forfeited in accordance with its terms as of the Distribution (as a result of the SpinCo Employee’s termination of employment with Nuance and its Subsidiaries) or otherwise canceled. On or as soon as reasonably practicable following the Distribution Date, each SpinCo Employee whose Nuance Performance Stock Units were so forfeited or canceled in connection with the Distribution shall be granted SpinCo Restricted Stock Units issued under the SpinCo Equity Incentive Plan and shall be subject to terms and conditions of the SpinCo Equity Incentive Plan and a restricted stock unit award agreement substantially in the form of the SpinCo Award Agreement. The number of SpinCo Restricted Stock Units to which a SpinCo Employee is entitled pursuant to this Section 11.05(b) shall equal the product of (x) the number of Nuance Performance Stock Units that were forfeited or canceled in accordance with this Section 11.05(b) (measured assuming achievement of target performance) and (y) the SpinCo Equity Conversion Ratio, with any fractional shares (after aggregating all such SpinCo Performance Stock Units) rounded down to the nearest whole share.

Section 11.06.    Treatment of Outstanding Nuance Performance Stock Units Held by Individuals Other Than SpinCo Employees. Each Nuance Performance Stock Unit not covered by Section 11.05 shall be adjusted as of the Distribution into a number of Nuance Performance Stock Units equal to the product of (x) the number of Nuance Performance Stock Units subject to the award immediately prior to the Distribution and (y) the Nuance Equity Conversion Ratio, with any fractional shares subject to each such Nuance Performance Stock Unit award following such adjustment rounded down to the nearest whole share. The Compensation Committee of Nuance shall make equitable adjustments to the performance goals for such Nuance Performance Stock Units to reflect the Distribution as it deems appropriate under the terms of the Nuance Equity Plans.

Section 11.07.    Nuance ESPP. The administrator of the Nuance ESPP shall take all actions necessary and appropriate to provide that (i) SpinCo Employees in the Nuance ESPP shall not be eligible to participate in any future Purchase Periods that begin following the Distribution Date and (ii) any cash remaining in the Nuance ESPP account of any SpinCo Employee after the Distribution shall be refunded to such SpinCo Employee without interest as soon as administratively practicable.

Section 11.08.    Establishment of the SpinCo ESPP. Prior to the Distribution, Nuance shall cause SpinCo to adopt an employee stock purchase plan, to be effective immediately prior to the Distribution (the “SpinCo ESPP”), and Nuance shall approve the SpinCo ESPP as the sole stockholder of SpinCo.

Section 11.09.    Tax Reporting and Withholding for Equity-Based Awards. Unless otherwise required by applicable Law, (a) Nuance (or one of its Subsidiaries) will be responsible for all income, payroll, fringe benefit, social security, payment-on-account, and other Tax reporting relating to income of or otherwise owed by Nuance Employees, Former Nuance Employees, or Former SpinCo Employees from equity-based awards granted to such employees by Nuance and, with respect to awards subject to Section 11.03(a), SpinCo Employees, (b) SpinCo (or one of its Subsidiaries) will be responsible for all income, payroll, fringe benefit, social, payment-on-account, and other Tax reporting related to or otherwise owed on income of SpinCo Employees from SpinCo equity-based awards described in this ARTICLE 11 and the cash payment described in Section 11.05(a), (c) Nuance (or one of its Subsidiaries) shall be responsible for remitting applicable Tax withholdings and related payments for equity awards granted by Nuance and held by Nuance Employees, Former Nuance Employees, Former SpinCo Employees, and with respect to awards subject to Section 11.03(a), SpinCo Employees, to each applicable taxing authority, and (d) SpinCo (or one of its Subsidiaries) shall be responsible for remitting applicable Tax withholdings and related payments for SpinCo equity awards described in this ARTICLE 11 and the cash payment described in Section 11.05(a) to each applicable taxing authority. In all cases, Nuance and SpinCo (and any applicable Nuance Subsidiary and SpinCo Subsidiary) agree to cooperate to ensure that such obligations are met. Nuance and SpinCo agree to enter into any necessary agreements regarding the subject matter of this Section 11.09 to enable Nuance and SpinCo (and any applicable Nuance and SpinCo Subsidiaries) to fulfill their respective obligations hereunder and under applicable Law.

Nuance will be responsible for all income, payroll, fringe benefit, social security, payment-on account, and other Tax reporting relating to or otherwise owed on income of its nonemployee directors arising from equity-based awards granted by Nuance.

Section 11.10.    Nuance and SpinCo Income Tax Deductions in Respect of Certain Equity Awards and Compensation. Unless otherwise required by applicable Law, solely the member of the Group for which the relevant individual is currently employed or, if such individual is not currently employed by a member of the Group, was most recently employed, in either case, at the time of the vesting, exercise, disqualifying disposition, payment or other relevant taxable event, as appropriate, in respect of equity awards and other compensation shall be entitled to claim any income tax deduction in respect of such equity awards and other compensation on its respective tax return associated with such event; provided, that, notwithstanding the foregoing, Nuance (or the applicable member of the Nuance Group) shall be entitled to claim any income tax deduction associated with the exercise of any Nuance Option covered by Section 11.02.

Section 11.11.    Compliance. For purposes of this ARTICLE 11, and notwithstanding the use of the phrase “substantially similar” or anything else to the contrary throughout this article, Nuance and SpinCo reserves the right to impose other requirements or different terms and conditions on the any Nuance or SpinCo equity awards and SpinCo stock incentive compensation plans, or to treat the equity awards in a different manner, to the extent that either of them determines it is necessary or advisable for legal or administrative reasons, including for compliance with non-U.S. laws and regulations and to mitigate the potential impact of non-U.S. tax consequences on the equity awards.

ARTICLE 12

NON-U.S. EMPLOYEES

Section 12.01.    Transfer of Non-U.S. Employees.

(a)    Automatic Transfer Employees shall not be terminated upon the Local Transfer Date or Delayed Transfer Date, as applicable; rather, such employees and the rights, powers, duties, liabilities, and obligations of the current employer with respect to such employees in respect of the terms of employment with the employees in force immediately before the applicable Local Transfer Date or Delayed Transfer Date, as applicable, shall be transferred to the applicable Destination Employer but only to the extent required by, and only then in accordance with, applicable Law.

(b)    For Non-U.S. Employees who are not Automatic Transfer Employees, the Destination Employer shall offer employment to each such employee effective on the applicable Local Transfer Date, or, if applicable, the Delayed Transfer Date, or as otherwise agreed between Nuance and SpinCo, (a) at the employee’s same general location, and (b) with same base salary as is in effect immediately prior to the Local Transfer Date or, if applicable, the Delayed Transfer Date, and (c) otherwise on terms and conditions that are substantially similar terms and conditions in the aggregate as those that were in effect immediately prior to the Local Transfer Date or, if applicable, the Delayed Transfer Date.

Section 12.02.    Treatment of Non-U.S. Employees. Except as otherwise agreed by the Parties or as set forth in this Agreement or a Local Agreement, Nuance Employees and SpinCo Employees who reside outside of the United States or are otherwise subject to non-U.S. Law (“Non-U.S. Employees”) and their related benefits and Liabilities shall be treated under this Agreement in the same manner as the Nuance Employees and SpinCo Employees, respectively, who are residents of the United States and are not subject to non-U.S. Law; provided, that, notwithstanding anything to the contrary in this Agreement, all actions taken with respect to such Non-U.S. Employees shall be subject to and accomplished in accordance with applicable Law in the custom of the applicable jurisdictions and may be effectuated by implementation of a Local Agreement. In the case of a conflict between the terms and provisions of this Agreement and a Local Agreement, the terms and provisions of such Local Agreement shall control.

ARTICLE 13

COOPERATION; ACCESS TO INFORMATION; LITIGATION; CONFIDENTIALITY

Section 13.01.    Cooperation. Following the date of this Agreement, the Parties shall, and shall cause their respective Subsidiaries to, use commercially reasonable efforts to cooperate with respect to any employee compensation or benefits matters that either Party reasonably determines require the cooperation of the other Party in order to accomplish the objectives of this Agreement. Without limiting the generality of the preceding sentence, (a) Nuance, SpinCo, and their respective Subsidiaries shall cooperate in connection with any audits of any Benefit Plan with respect to which such Party may have Information, (b) Nuance, SpinCo, and their respective Subsidiaries shall cooperate in connection with any audits of their respective payroll services (whether by a Governmental Authority in the United States or otherwise) in connection with the services provided by one Party to the other Party, and (c) Nuance, SpinCo, and their respective Subsidiaries shall cooperate in good faith in connection with the notification and consultation with labor unions and other employee representatives of employees of the Nuance Group and the SpinCo Group. With respect to each Benefit Plan, the obligations of the Nuance Group and the SpinCo Group to cooperate pursuant to this Section 13.01 or any other provision of this Agreement shall remain in effect until the latest of (i) the date on which all audits of such Benefit Plan with respect to which a Party may have Information have been completed, (ii) the date the applicable statute of limitations with respect to such audits has expired, and (iii) the date on which the Nuance Group discharges all obligations to SpinCo Employees, Former SpinCo Employees, and their respective beneficiaries under such Benefit Plan.

Section 13.02.    Access to Information; Privilege; Confidentiality. Except as would be inconsistent with Section 13.01 or any other provision of this Agreement relating to cooperation, Article VII of the Separation Agreement is hereby incorporated into this Agreement mutatis mutandis.

ARTICLE 14

TERMINATION

Section 14.01.    Termination. This Agreement may be terminated by Nuance at any time, in its sole discretion, prior to the Distribution; provided, however, that this Agreement shall automatically terminate upon the termination of the Separation Agreement in accordance with its terms.

Section 14.02.    Effect of Termination. In the event of any termination of this Agreement prior to the Distribution, none of the Parties (or any of its directors or officers) shall have any Liability or further obligation to any other Party under this Agreement.

ARTICLE 15

MISCELLANEOUS

Section 15.01.    Incorporation of Indemnification Provisions of Separation Agreement. In addition to the specific indemnification provisions in this Agreement, Article VI of the Separation Agreement is hereby incorporated into this Agreement mutatis mutandis.

Section 15.02.    Additional Indemnification. If the Parties determine that SpinCo is unable to establish any SpinCo Benefit Plan as of the applicable Local Transfer Date (or the applicable Welfare Plan Date, if applicable) that it is required under this Agreement to establish by such date, then SpinCo shall indemnify, defend, and hold harmless each of the Nuance Indemnitees from and against any and all Liabilities of the Nuance Indemnitees relating to, arising out of, or resulting from participation by any SpinCo Employee, SpinCo LTD Employee, or Former SpinCo Employee on or after the applicable Local Transfer Date (or the applicable Welfare Plan Date) in any such Nuance Benefit Plan due to the failure to timely establish such SpinCo Benefit Plan or Plans. In addition, SpinCo shall indemnify, defend, and hold harmless each of the Nuance Indemnitees from and against any and all Liabilities of the Nuance Indemnities relating to, arising out of, or resulting from any claim by any SpinCo Employee, SpinCo LTD Employee, or Former SpinCo Employee that Nuance or any other member of the Nuance Group is a “joint employer” or “co-employer” (or term of similar meaning under applicable Law) with SpinCo or any other member of the SpinCo Group of any such SpinCo Employee, SpinCo LTD Employee, or Former SpinCo Employee on or after the Distribution Date (including, except as otherwise specifically provided in this Agreement or the TSA, with respect to a claim that any of the foregoing are entitled to participate in any Nuance Benefit Plan at any time on or after the Distribution Date).

Section 15.03.    Further Assurances. Article IX of the Separation Agreement is hereby incorporated into this Agreement mutatis mutandis.

Section 15.04.    Administration. SpinCo hereby acknowledges that Nuance has provided or will provide administration services for certain SpinCo Benefit Plans, and SpinCo agrees to assume responsibility for the administration and administration costs of such plans and each other SpinCo Benefit Plan. The Parties shall cooperate in good faith to complete such transfer of responsibility on commercially reasonable terms and conditions effective no later than the Distribution or the applicable Welfare Plan Date or Workers’ Compensation Claim Date.

Section 15.05.    Third-Party Beneficiaries. Except as otherwise may be provided in the Separation Agreement with respect to the rights of any Nuance Indemnitee or SpinCo Indemnitee, (a) the provisions of this Agreement are solely for the benefit of the Parties and are not intended to confer any rights or remedies hereunder upon any Person except the Parties and (b) there are no third-party beneficiaries of this Agreement, and this Agreement shall not provide any third party with any remedy, claim, liability, reimbursement, cause of action, or other right.

Section 15.06.    Employment Tax Reporting Responsibility. To the extent applicable, the Parties hereby agree to follow the alternate procedure for U.S. employment tax withholding as provided in Section 5 of Rev. Proc. 2004-53, I.R.B. 2004-35.

Section 15.07.    Data Privacy. The Parties agree that any applicable data privacy Laws and any other obligations of the SpinCo Group and the Nuance Group to maintain the confidentiality of any Information relating to employees in accordance with applicable Law shall govern the disclosure of Information relating to employees among the Parties under this Agreement. Nuance and SpinCo shall ensure that they each have in place appropriate technical and organizational security measures to protect the personal data of the SpinCo Employees and Former SpinCo Employees. Additionally, each Party shall sign any documentation as may be required to comply with applicable data privacy Laws.

Section 15.08.    Section 409A. Nuance and SpinCo shall cooperate in good faith and use reasonable best efforts to ensure that the transactions contemplated by the Separation Agreement and the Ancillary Agreements, including this Agreement, will not result in adverse tax consequences under Section 409A of the Code to any Nuance Employee, Former Nuance Employee, SpinCo Employee, or Former SpinCo Employee (or any of their respective beneficiaries), in respect of their respective benefits under any Benefit Plan.

Section 15.09.    Confidentiality.

(a)    Each of Nuance and SpinCo, on behalf of itself and each Person in its respective Group, shall, and shall cause its respective directors, officers, employees, agents, accountants, counsel, and other advisors and representatives to, hold in strict confidence and not release or disclose, with at least the same degree of care, that it applies to its own confidential and proprietary Information pursuant to policies in effect as of the Distribution, but no less than a reasonable degree of care, all Information concerning the other Group or its business that is either in its possession (including Information in its possession prior to the Distribution) or furnished by the other Group or its respective directors, officers, employees, agents, accountants, counsel, and other advisors and representatives at any time pursuant to this Agreement and shall not use any such Information other than for such purposes as shall be expressly permitted hereunder, except, in each case, to the extent that such Information is (i) in the public domain through no fault of any member of the Nuance Group or the SpinCo Group, as applicable, or any of its respective directors, officers, employees, agents, accountants, counsel, or other advisors and representatives, (ii) later lawfully acquired from other sources by any of Nuance, SpinCo, or its respective Group, directors, officers, employees or agents, accountants, counsel, or other advisors and representatives, as applicable, which sources are not, to the knowledge of any of Nuance, SpinCo, or Persons in its respective Group, themselves bound by a confidentiality obligation regarding such Information, (iii) independently generated without reference to any proprietary or confidential Information of the Nuance Group or the SpinCo Group, as applicable, or (iv) required to be disclosed by applicable Law; provided, however, that the Person required to disclose such Information gives the applicable Person prompt and, to the extent reasonably practicable, prior notice of such disclosure and an opportunity to contest such disclosure and shall use commercially reasonable efforts to cooperate, at the expense of the requesting Person, in seeking any reasonable protective arrangements requested by such Person. If such appropriate protective order or other remedy is not obtained, the Person that is required to disclose such Information shall furnish, or cause to be furnished, only that portion of such Information that is legally required to be disclosed and shall take commercially reasonable steps to ensure that confidential treatment is accorded such Information. Notwithstanding the foregoing, each of Nuance and SpinCo may release or disclose, or permit to be released or disclosed, any such Information concerning the other Group (A) to their respective directors, officers, employees, agents, accountants, counsel, and other advisors and representatives who need to know such Information (who shall be advised of the obligations hereunder with respect to such Information) and (B) to any nationally recognized statistical rating agency as it reasonably deems necessary, solely for the purpose of obtaining a rating of securities upon normal terms and conditions; provided, however, that the Party whose Information is being disclosed or released to such rating agency is promptly notified thereof.

(b)    Without limiting the foregoing, when any Information concerning the other Group or its business is no longer needed for the purposes contemplated by this Agreement, the applicable Party shall, promptly after request of the other Party, either return all Information in a tangible form (including all copies thereof and all notes, extracts, or summaries based thereon) or certify to the other Party, as applicable, that it has destroyed such Information (and used commercially reasonable efforts to destroy all such Information electronically preserved or recorded within any computerized data storage device or component (including any hard-drive or database)).

Section 15.10.    Additional Provisions. Article XI of the Separation Agreement is hereby incorporated into this Agreement mutatis mutandis.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

NUANCE COMMUNICATIONS, INC.

By:	/s/ Wendy Cassity
Name: Title:	Wendy Cassity Executive Vice President and Chief Legal Officer

CERENCE INC.

By:	/s/ Leanne Fitzgerald
Name:	Leanne Fitzgerald
Title:	Vice President and Secretary

[Signature Page to Employee Matters Agreement]